Exhibit 10.95

                        SETTLEMENT AGREEMENT AND RELEASE


     WHEREAS, differences have arisen between GEC Alsthom International, Inc. ("GEC Alsthom"), which was the supplier of generator and certain related equipment at the Scrubgrass Power Plant, and Scrubgrass Generating Co., L.P., and Buzzard Power Corp. (collectively "Scrubgrass"), who own and operate the Scrubgrass Power Plant.

     WHEREAS, Scrubgrass and GEC Alsthom wish to settle their differences amicably, it is hereby agreed that:

     1.   REPAIR. GEC Alsthom shall repair the circuit ring at no charge
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          over and above the agreed upon payments for the 1997 rewind.

     2.   PAYMENTS. In full and final settlement of all outstanding issues and
          --------
          claims, except as noted below with respect to vibration issues, Scrubgrass shall pay to GEC Alsthom the sum of $450,000, as follows:

     $50,000   Upon completion of the Circuit Ring Modification.

     $100,000 On the anniversary date of the Circuit Ring Modification beginning on the first anniversary of the completion of the Circuit Ring Modification and on each of the next three (3) succeeding anniversary dates.

     3.   WARRANTY.   GEC Alsthom warrants the work on the circuit ring repair
          --------
          for a period of three years from completion. If notified during that three year period, GEC Alsthom will repair or replace any defective work or defective component of the repair, which shall be Scrubgrass' sole remedy under this warranty. In no event will GEG Alsthom be liable for consequential damages. There are no other warranties, express or implied, concerning the repair. Scrubgrass warrants that it will inform any person or entity who has or in the future may have an interest in the Power Plant of GEC Alsthom's limitations and disclaimers of warranties.

     4.   RELEASE OF GEC ALSTHOM. Scrubgrass, for itself, its predecessors,
          ----------------------
          successors, parents, subsidiaries, affiliates, and assigns, (referred to in this section as "Releasors"), does hereby release and forever discharge GEC Alsthom and any of its predecessors, successors, parents, subsidiaries, affiliates, agents and employees, from any and all past, present or future claims, demands, or causes of action, in law or in equity, including but not limited to any express or implied warranty claim, arising out of or related to any defect in, damage to, or failure of the generator and other equipment provided by GEC Alsthom at the Scrubgrass Power Plant, with the exception of the following three categories of present or future claims which survive this release.

              (a) claims arising out of the written warranty for the 1997 rewind

              (b) claims arising out of this Settlement Agreement and Release, including but not limited to any claims under the warranty set forth in paragraph 2, above.

              (c) claims related to the rotor vibrations recently detected at the generator.

The preservation of certain categories of claims in this paragraph shall not be any evidence of the validity or timeliness of any such claim. Scrubgrass shall dismiss with prejudice the civil action it has commenced against GEC Alsthom in Venango County Common Pleas Court, No. 301, 1997.

     5.   RELEASE OF SCRUBGRASS.    GEC Alsthom, for itself, its predecessors,
          ----------------------
          successors, parents, subsidiaries, affiliates, and assigns, (referred to in this section as "Releasors"), does hereby release and forever discharge Scrubgrass and any of its predecessors, successors, parents, subsidiaries, affiliates, agents and employees, from any and all past, present or future claims, demands, or causes of action, in law or in equity, including but not limited to any obligations arising under a certain Proposal dated April 30, 1996 and related documents.

     6.   EXECUTION AND INTERPRETATION.  This Settlement Agreement may be
          -----------------------------
          executed in multiple counterparts and shall be construed according to the law of Pennsylvania.



 /s/ Donald Sturmer                                9/1/98
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Scrubgrass Generating Company, L.P.                Date



 /s/ William D. Linehan                            8/25/98
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Buzzard Power Corp.                                Date



 /s/ William F. Van Wurt                           5/28/98
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GEC Alsthom International, Inc.                    Date